EXHIBIT 99.1
[Grey Wolf Letterhead]
June 11, 2008
Kevin A. Neveu
Chief Executive Officer
Precision Drilling Trust
4200, 150-6th Avenue S.W.
Calgary, Alberta, Canada T2P 3Y7
Dear Kevin,
     I am writing in response to Precision Drilling Trust’s letter dated June 8, 2008 in which Precision proposed to acquire Grey Wolf, Inc. The Grey Wolf Board of Directors has carefully analyzed Precision’s acquisition proposal after receiving advice from financial and legal advisors. Our Board of Directors has concluded that Precision’s offer is not superior to Grey Wolf’s pending merger with Basic Energy Services, Inc.

Best regards,
/s/ Thomas P. Richards
Thomas P. Richards
Chairman, President and CEO